UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2006

JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5805 (Commission File Number)	13-2624428 (IRS Employer Identification Number)

270 Park Avenue, New York, NY (Address of Principal Executive Office)	10017 (Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 270-6000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 21, 2006, the Compensation & Management Development Committee (the "Compensation Committee") of the Board of Directors of JPMorgan Chase & Co. ("JPMC") established the performance measures for purposes of determining compensation paid to executive officers for 2006 performance under the 2004 Key Executive Performance Plan ("KEPP"). Annual cash incentive awards, restricted stock/unit awards and other performance-related compensation are paid pursuant to the KEPP.

The Compensation Committee established the following four operating financial measures: (1) net income, (2) fully diluted earnings per share, (3) return on common equity, and (4) revenue growth as the financial measures under KEPP for 2006. In addition, the Compensation Committee will also evaluate the performance in the areas of merger integration; leadership development; corporate culture; and diversity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
By: Name: Title:	/s/ Anthony J. Horan Anthony J. Horan Corporate Secretary

Date: March 27, 2006